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                                                                     EXHIBIT 5.1

                    [KIMBERLY-CLARK CORPORATION LETTERHEAD]

                               November 12, 1997


Kimberly-Clark Corporation
351 Phelps Drive
Irving, Texas 75038

            Re: Registration of 8,925,742 Shares of Common Stock and Associated Series A Junior Participating Preferred Stock Purchase Rights

Ladies and Gentlemen:

         I have acted as counsel to Kimberly-Clark Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") relating to the registration of 8,925,742 shares of Common Stock, $1.25 par value, of the Company, together with 8,925,742 rights to purchase shares of Series A Junior Participating Preferred Stock of the Company (the "Rights") associated therewith, to be issued pursuant to: (a) the terms of the Agreement and Plan of Merger dated as of September 4, 1997 among the Company, Vanguard Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), and Tecnol Medical Products, Inc., a Delaware corporation ("Tecnol"), which provides for the merger (the "Merger") of Sub with and into Tecnol, with Tecnol surviving as a wholly-owned subsidiary of the Company (the "Merger Shares"). The terms of the Rights are set forth in the Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995 (the "Rights Agreement"), between the Company and Boston EquiServe, as Rights Agent.

         I have examined such corporate and other documents and records, and certificates of public officials and officers of the Company, as I have deemed necessary for purposes of this opinion. In stating my opinion I have assumed the genuineness of all signatures of, and the authority of, persons signing any documents or records on behalf of parties other than the Company, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies.

         Based on the foregoing, it is my opinion that:

                 1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                 2. The Merger Shares will be legally issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof, except with respect to non-assessability as provided by
         Section 180.0622 (2)(b) of the Wisconsin Business Corporation Law, when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) the Merger shall have become effective under the General Corporation Law of the State of Delaware.

                 3. Each Right associated with a Merger Share will be legally issued when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) the associated Merger Share shall have been duly issued as set forth in paragraph 2.

         The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the Merger Shares or the issuance of the Rights.
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         I hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to all references to me included in or made part of the Registration Statement.

                                              Very truly yours,



                                                    /s/ O. GEORGE EVERBACH
                                              --------------------------------
                                                        O. George Everbach
                                                      Senior Vice President
                                                    Law and Government Affairs
                                                    Kimberly-Clark Corporation